UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 8, 2011

Burzynski Research Institute, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23425	76-0136810
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9432 Old Katy Road, Suite 200, Houston, Texas  77055

(Address of principal executive offices and zip code)

(713) 335-5697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Election of Directors.

On September 8, 2011, the Board of Directors of the Company unanimously elected Dr. Gregory S. Burzynski to fill a vacancy on the Board of Directors.  Dr. Gregory S. Burzynski is a licensed medical doctor who has worked at the Burzynski Clinic in Houston, Texas since July, 2010.  After Dr. Gregory S. Burzynski graduated from Jagiellonian University Medical College in 2007, he was accepted in the internal medicine residency program of the University of Texas Southwestern Medical Center in Austin, Texas.  He is currently the Vice President of the Burzynski Clinic and is expected to be a valuable member of the Board of Directors of the Company.  In addition, Dr. Gregory S. Burzynski is board certified in internal medicine and has been involved in co-authoring numerous publications regarding Antineoplastons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski,
President, Secretary, Treasurer and
Chairman of the Board of Directors
(Chief Executive Officer and
Principal Financial Officer)

Date: September 8, 2011